SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2015

The Priceline Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2015, the Board of Directors of The Priceline Group Inc. (the "Company") amended and restated the Company's By-Laws. The By-Laws were amended to, among other things, adopt proxy access By-Laws, which provide that, in certain circumstances and subject to compliance with the terms and conditions of the By-Laws, a single stockholder or group of up to 20 stockholders that have collectively owned at least 5% of the Company's outstanding common stock for at least 3 years may include director nominees in the Company's proxy statement for an annual meeting of stockholders at which directors are to be elected. The maximum number of nominees that may be included is 20% (rounded down) of the number of directors then serving. Any one stockholder or eligible stockholder group that has owned at least 5% of the Company's common stock for the 3-year period but less than 10% may include nominees of up to 10% of the number of directors then serving, while any one stockholder or eligible stockholder group that has owned at least 10% of the Company's common stock for the 3-year period may include nominees of up to 20% of the number of directors then serving. Other amendments made to the By-Laws include various minor revisions to update and clarify the By-Laws for items such as how abstentions and broker non-votes are counted for quorum purposes at a meeting of stockholders, providing that stockholder lists may be made available on an electronic network, how notices of Board meetings may be given, and adding the specific offices of Lead Independent Director and Chief Financial Officer, among other revisions. The foregoing description of the amended and restated By-Laws is a summary only and is qualified in its entirety by reference to the amended and restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of March 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRICELINE GROUP INC.

By:	/s/ Daniel J. Finnegan
Name: Daniel J. Finnegan
Title: Chief Financial Officer

Date:  March 19, 2015

EXHIBIT INDEX

Exhibit

3.1	Amended and Restated By-Laws of The Priceline Group Inc., dated as of March 18, 2015.